EXHIBIT 10.1

EL PASO CORPORATION

2005 COMPENSATION PLAN
FOR
NON-EMPLOYEE DIRECTORS

TABLE OF CONTENTS

SECTION 1	PURPOSE	1
1.1	Purpose	1

SECTION 2	ADMINISTRATION	1
2.1	Management Committee	1

SECTION 3	PARTICIPATION	1
3.1	Participants	1

SECTION 4	SHARES AVAILABLE FOR THE PLAN	2
4.1	Maximum Number of Shares	2
4.2	Adjustment to Number of Shares	2

SECTION 5	COMPENSATION	2
5.1	Amount of Compensation	2
5.2	Compensation Election	2
5.3	Plan Year	3
5.4	Plan Quarter	3

SECTION 6	DEFERRED COMPENSATION	3
6.1	Deferred Cash	3
6.2	Deferred Common Stock	3
6.3	Memorandum Deferred Account	4
6.4	Discretionary Investment by Company	5

SECTION 7	LONG-TERM EQUITY	5
7.1	Long-Term Equity Credit	5

SECTION 8	PHANTOM STOCK UNITS	5
8.1	Phantom Stock Units	5

SECTION 9	PAYMENT OF DEFFERED COMPENSATION	6
9.1	Payment of Deferred Cash	6
9.2	Payment of Deferred Common Stock	7
9.3	Acceleration of Payment of Deferred Cash and Deferred Common Stock	7

SECTION 10	GENERAL PROVISIONS	10
10.1	Issuance of Common Stock	10
10.2	Unfunded Obligation	11
10.3	Beneficiary	11
10.4	Permanent Disability	12
10.5	Incapacity of Participant or Beneficiary	12
10.6	Nonassignment	12
10.7	Termination and Amendment	12
10.8	Applicable Law	13
10.9	Effective Date and Term of the Plan	13
10.10	Compliance With Section 16(b) of the Exchange Act	13
10.11	Impact of Future Regulations	13

EL PASO CORPORATION

2005 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

SECTION 1 PURPOSE

1.1 Purpose

The purpose of the Plan is to provide a compensation program for non-employee Directors of El Paso Corporation (the “Company”), that will attract and retain highly qualified individuals to serve as members of the Company’s Board of Directors (the “Board”). The Plan permits non-employee Directors of the Company to receive their Compensation (as defined below) in the form of cash, deferred cash, deferred shares of Company common stock, par value $3 per share, (“Common Stock”) or any combination of the foregoing. For purposes of the Plan, the term “Compensation” shall mean the Participant’s annual retainer and meeting fees, if any, for each regular or special meeting of the Board and for any committee meetings attended.

SECTION 2 ADMINISTRATION

2.1 Management Committee

Subject to Section 10.7, the Plan shall be administered by a management committee (the “Management Committee”) consisting of the Chief Executive Officer of the Company or such other senior officers as the Chief Executive Officer shall designate. The Management Committee shall interpret the Plan, shall prescribe, amend and rescind rules relating to it from time to time as it deems proper and in the best interests of the Company, and shall take any other action necessary for the administration of the Plan. Any decision or interpretation adopted by the Management Committee shall be final and conclusive and shall be binding upon all Participants (as defined in Section 3.1).

SECTION 3 PARTICIPATION

3.1 Participants

Each person who is a non-employee Director of the Company on the Effective Date (as defined in Section 10.9) of the Plan shall become a participant in the Plan (a “Participant”) on the Effective Date. Thereafter, each non-employee Director of the Company shall become a Participant immediately upon election to the Board.

SECTION 4 SHARES AVAILABLE FOR THE PLAN

4.1 Maximum Number of Shares

    Subject to Section 4.2, the maximum number ofshares of Common Stock which may at any time be awarded under the Plan is two million five hundred thousand (2,500,000) shares of Common Stock. Awards may befrom shares held in the Company’s treasury or issued out of authorized butunissued shares of the Company, or partly out of each, as shall be determined bythe Management Committee.

4.2 Adjustment to Number of Shares

In the event of recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board, upon recommendation of the Management Committee, may make appropriate adjustments to the number of shares (i) authorized for the Plan, and (ii) allocated under the Common Stock Deferral (as defined in Section 6.2).

SECTION 5 COMPENSATION

5.1 Amount of Compensation

Each Director’s Compensation shall be determined in accordance with the Company’s By-laws and shall be paid, unless deferred pursuant to Section 6, in the Plan Year (as defined in Section 5.3) in which it is earned in four equal quarterly installments with each installment being made on or about the last day of the applicable Plan Quarter (as defined in Section 5.4) (the “Payment Date”). The Management Committee, if necessary, may determine prior to the beginning of the applicable Plan Quarter for which Compensation is to be paid that payment shall be made at a date later than the Payment Date.

5.2 Compensation Election

Except as provided in Section 7, by December 31 of the calendar year prior to each Plan Year, or at such later time as may be provided by Treasury Regulations promulgated under Section 409A of the Internal Revenue Code (the “Code”), each Participant may elect to receive his or her Compensation for the following Plan Year (as defined below) in the form of cash, deferred cash, deferred Common Stock or any combination of the foregoing, by submitting a written notice to the Company in the manner prescribed by the Management Committee. In the case of a newly-elected Director, such election may be made within thirty (30) days of the Director’s election to the Board with respect to Compensation for services performed subsequent to the election. Any combination of the alternatives may be elected, provided the aggregate of the alternatives elected may not exceed one hundred percent (100%) of the Participant’s Compensation, except as provided in Section 6.2(a). Unless otherwise provided under the terms of the Compensation, if no election is received by the Company, the Participant shall be deemed to have made an election to receive his or her Compensation in undeferred cash. An election under this Section 5.2 shall be irrevocable and shall apply to the Compensation earned during the Plan Year (as defined below) for which the election is effective.

5.3 Plan Year

The term “Plan Year” shall mean the period which begins on the day of the Company’s annual stockholders’ meeting and terminates the day before the succeeding annual stockholders’ meeting.

5.4 Plan Quarter

The term “Plan Quarter” shall mean each calendar quarter except that (i) the first Plan Quarter of any Plan Year which normally shall be a “short” quarter beginning on the day of the annual stockholders’ meeting and ending on June 30, and (ii) the fourth Plan Quarter of any Plan Year normally shall be a “long” quarter beginning on January 1 and ending on the day before the annual stockholders’ meeting.

SECTION 6  DEFERRED COMPENSATION

6.1 Deferred Cash

If a Participant elects pursuant to Section 5.2 to have all or a specified percentage of his or her Compensation deferred in cash, such amount (a “Cash Deferral”) shall be recorded in a Memorandum Deferred Account (as defined in Section 6.3) as of the date the Compensation otherwise would have been paid.

6.2 Deferred Common Stock

(a) If a Participant elects pursuant to Section 5.2 to have all or a specified percentage of his or her cash Compensation deferred in Common Stock, or if an amount is required to be taken in Common Stock pursuant to Section 5.1, and/or the Company’s By-laws, an amount shall be recorded in a Memorandum Deferred Account, in the form of shares of Common Stock, as determined in subsection (b) below, as of the date the Compensation otherwise would have been paid. The amount credited to the Participant’s Memorandum Deferred Account in such case (the “Common Stock Deferral”) shall be equal to the amount actually deferred plus a premium (the “Conversion Premium”). The Conversion Premium shall be twenty-five percent (25%) of the Compensation actually deferred.

(b) The number of shares of Common Stock credited to a Participant’s Memorandum Deferred Account shall equal the Common Stock Deferral divided by the Fair Market Value of the Common Stock on the applicable Payment Date. For purposes of this Plan, “Fair Market Value” shall be the mean between the highest and lowest quoted selling prices at which the Common Stock is sold on the applicable Payment Date as reported in the NYSE Composite Transactions by The Wall Street Journal or any other comparable service the Management Committee may determine is reliable on such date, or if no Common Stock was traded on such date, on the next preceding date on which Common Stock was so traded.

(c) Subject to Section 10.1, each Participant who elects deferred Common Stock shall, once the shares of Common Stock have been credited to his or her Memorandum Deferred Account, receive dividend equivalents and other distributions on such shares, subject to applicable laws. Any such dividend equivalents and other distributions shall be deemed reinvested promptly in additional shares of Common Stock and such additional shares shall be credited to the Memorandum Deferred Account. To the extent a trust is established pursuant to Section 6.4, and Common Stock is held by such trust, each Participant who elects deferred Common Stock shall have the right, subject to applicable law and the applicable trustee, to direct the trustee to vote a percentage of the Common Stock held by the trust that corresponds to the total number of shares of Common Stock credited to the Participant’s Memorandum Deferred Account over the total shares of Common Stock credited to Participants’ accounts under all plans covered by the trust arrangement.

(d) The deferred Common Stock balance in the Memorandum Deferred Account shall be payable to the Participant in Common Stock.

6.3 Memorandum Deferred Account

The Company shall establish a ledger account (the “Memorandum Deferred Account”) for each Participant for the purpose of recording the Company’s obligation to pay the Compensation as provided in Sections 9.1 and 9.2, and for recording the Long-Term Equity Credit, described below in Section 7.

(a) Except as provided in Section 6.4, interest shall accrue on all Cash Deferrals to the date of distribution and shall be credited to the Memorandum Deferred Account at the end of each calendar quarter or such other periods as may be determined by the Management Committee. The Management Committee shall determine the rate of interest or earnings/losses credited to the Memorandum Deferred Account periodically and in so doing may take into account the earnings, losses, appreciation or depreciation attributable to discretionary investments made pursuant to Section 6.4, and any other factors it deems appropriate.

(b) The Company shall promptly credit each Participant’s Memorandum Deferred Account with the number of shares of Common Stock calculated in accordance with Section 6.2(b) and (c).

6.4 Discretionary Investment by Company

The deferred amounts to be paid to the Participants are unfunded obligations of the Company. The Management Committee may direct that an amount equal to the deferred amount shall be invested by the Company as the Management Committee, in its sole discretion, shall determine. The Management Committee may in its sole discretion determine that all or some portion of an amount equal to the Common Stock Deferrals and Cash Deferrals, and (where appropriate) interest thereon, shall be paid into one or more grantor trusts to be established by the Company. The Management Committee may designate an investment advisor to direct investments and reinvestments of the funds, including investment of any grantor trusts hereunder.

SECTION 7 LONG-TERM EQUITY

7.1 Long-Term Equity Credit

In addition to elective deferrals under Section 6.2(a), each Participant’s Memorandum Deferred Account shall be credited on each Payment Date with an amount equal to one-fourth (1/4) of the Participant’s annual Compensation (the “Long-Term Equity Credit”) or as otherwise determined in accordance with the Company’s By-laws. The Long-Term Equity Credit shall be in the form of a Common Stock Deferral, but such credit shall not be entitled to the Conversion Premium. Except for the absence of the Conversion Premium, the Long-Term Equity Credit shall be treated the same as all other Common Stock Deferrals under this Plan.

SECTION 8 PHANTOM STOCK UNITS

8.1 Phantom Stock Units

(a) Notwithstanding Section 5.2, if the Management Committee determines that the maximum number of shares of Common Stock which may be awarded pursuant to Section 4.1 of the Plan has been issued, then phantom stock units which shall have an accounting value equal to the Fair Market Value of one (1) share of Common Stock (“PSUs”) shall be credited to the Participant’s Memorandum Deferred Account for his or her Common Stock Deferral and/or Long-Term Equity Credit for the Plan Year. The amount of PSUs credited to the Participant’s Memorandum Deferred Account for his or her Common Stock Deferral shall include the Conversion Premium.

(b) Each Participant who receives PSUs shall, once the PSUs have been credited to his or her Memorandum Deferred Account, have the right to receive dividend equivalents and other distributions on such PSUs, subject to applicable laws. Any such dividend equivalents and other distributions shall be deemed reinvested promptly in additional PSUs and such additional PSUs shall be credited to the Memorandum Deferred Account until the Memorandum Deferred Account is distributed. Participants do not have the right to vote the PSUs.

(c) When, and if, additional shares of Common Stock become available under the Plan or a successor plan, the PSUs credited to a Participant’s Memorandum Deferred Account shall be replaced with an equivalent number of shares of deferred Common Stock credited to the Participant’s Memorandum Deferred Account. Such shares of deferred Common Stock shall be treated as all other Common Stock Deferrals under the Plan. If no additional shares of Common Stock become available under the Plan at the time of distribution of the PSUs to the Participant, an amount equal to the PSU balance of the Participant’s Memorandum Deferred Account shall be paid to the Participant (or the Participant’s Beneficiary in the case of the Participant’s death) in a lump sum cash payment based on the Common Stock’s Fair Market Value on the day preceding the date of such payment. Payment of PSUs in cash shall be made in the month following the date on which the Participant ceases to be a Director. PSUs credited to the Participant’s Memorandum Deferred Account for the Participant’s Long-Term Equity Credit shall be subject to any additional restrictions of such other Long-Term Equity Credits under the Plan.

SECTION 9 PAYMENT OF DEFERRED COMPENSATION

9.1 Payment of Deferred Cash

When a Participant ceases to be a Director, the Company shall pay to the Participant (or the Participant’s Beneficiary in the case of the Participant’s death) an amount equal to the deferred cash balance of his or her Memorandum Deferred Account, plus interest (at a rate determined pursuant to Section 6.3) on the outstanding deferred cash account balance to the date of distribution, as follows:

(a)	a lump sum cash payment, or

(b)	in periodic installments over a period of years as determined at the time the deferral election is made under Section 5.2.

Payment of deferred cash shall be made or, in the case of installments over a period of years, shall begin to be made, in the month following the date on which a Participant ceases to be a Director.

9.2 Payment of Deferred Common Stock

When a Participant ceases to be a Director, the Company shall distribute Common Stock to the Participant (or the Participant’s Beneficiary in the case of the Participant’s death) in an amount equal to the number of whole shares of Common Stock in a Participant’s Memorandum Deferred Account, as follows:

(a)	a lump sum distribution, or

(b)	in annual installments over a period of years as determined at the time the deferral election is made under Section 5.2.

Any fractional shares of Common Stock held in the Participant’s account shall be paid to the Participant (or the Participant’s Beneficiary in the case of the Participant’s death) in a lump sum cash payment based on the Common Stock’s Fair Market Value on the day preceding the date of such payment.

Payment of deferred Common Stock shall be made or, in the case of installments over a period of years, shall begin to be made, in the month following the date on which a Participant ceases to be a Director, or such later date as may be necessary to comply with Section 16(b) of the Securities Exchange Act, as amended and rules promulgated thereunder (the “Exchange Act”).

9.3 Acceleration of Payment of Deferred Cash and Deferred Common Stock

(a) In the event of a Participant’s death or Permanent Disability, notwithstanding the Participant’s elections made with respect to form of distribution under Section 9.1 and 9.2, the balance of the Participant’s Deferred Memorandum Account shall be distributed in full as soon as practicable (but in no event later than thirty (30) days) following the Participant’s death or Permanent Disability.

(b) Subject to Section 409A of the Code, in case of an unforeseeable emergency, a Participant may request a distribution from the Participant’s Deferred Memorandum Account earlier than the date to which it was deferred.

For purposes of this Section 9.3(b), an “unforeseeable emergency” shall be limited to a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, amounts distributed with respect to an unforeseeable emergency may not exceed amounts necessary to satisfy such emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

The Committee shall consider any requests for payment on the basis of an unforeseeable emergency under this Section 9.3(b) on a uniform and nondiscriminatory basis and in accordance with the standards of interpretation described in Section 457 of the Code and the regulations thereunder.

(c) All deferred cash and deferred Common Stock under this Plan shall be paid to a Participant (or his or her Beneficiary in the case of his or her death) in the event of a Change in Control within thirty (30) days after the date of the Change in Control, or at such later time as may be required to enable the Director to avoid liability under Section 16(b) of the Exchange Act. Notwithstanding the foregoing, no such deferred amounts shall be paid to a Participant who continues to serve as a Director of the Company or its successor, until such time said deferrals would otherwise be paid. For purposes of this Plan, a “Change in Control” shall be deemed to occur upon the occurrence of any of the following after the Effective Date:

(i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than twenty percent (20%) of (A) the then-outstanding shares of Common Stock (or any other securities into which such shares of Common Stock are changed or for which such shares of Common Stock are exchanged) (the “Shares”) or (B) the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (i), the acquisition of Shares or Voting Securities in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (a) the Company or (b) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (2) the Company or any Related Entity, or (3) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(ii) The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board of Directors”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as hereinafter defined), the board of directors of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that, if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board of Directors, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board of Directors; and provided, further, however, that no individual shall be considered a member of the Incumbent Board of Directors if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(iii) The consummation of:

(A) A merger, consolidation or reorganization (1) with or into the Company or (2) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger in which:

(a) the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(b) the individuals who were members of the Incumbent Board of Directors immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(c) no Person other than (i) the Company, (ii) any Related Entity, or (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (iv) any Person who, immediately prior to the Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(B) A complete liquidation or dissolution of the Company; or

(C) The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity, (y) a transfer under conditions that would constitute a Non-Control Transaction, with the disposition of assets being regarded as a Merger for this purpose or (z) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

SECTION 10 GENERAL PROVISIONS

10.1 Issuance of Common Stock

The Company shall not be required to issue any certificate for shares of Common Stock prior to:

(a) obtaining any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, deems necessary or advisable;

(b) listing the shares on any stock exchange on which the Common Stock may then be listed; or

(c) completing any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Company, in its sole discretion, determines to be necessary or advisable.

All certificates for shares of Common Stock delivered under the Plan also shall be subject to such stop transfer orders and other restrictions as the Management Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities laws, and the Management Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this paragraph shall not be effective if and to the extent that the shares of Common Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, or if and so long as the Management Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Management Committee may rely upon an opinion of counsel for the Company.

10.2 Unfunded Obligation

Any deferred amount to be paid to Participants pursuant to the Plan is an unfunded obligation of the Company. The Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Beneficial ownership of any investments, including trust investments that the Company may make to fulfill this obligation shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or memorandum accounts shall not create or constitute a trust or a fiduciary relationship between the Management Committee or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s Beneficiary or the Participant’s creditors in any assets of the Company whatsoever. The Participants shall have no claim against the Company for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

10.3 Beneficiary

The term “Beneficiary” shall mean the person or persons to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant’s death. The designation shall be on a form provided by the Management Committee, executed by the Participant, and delivered to the Management Committee. A Participant may change his or her Beneficiary designation at any time. A designation by a Participant under a predecessor plan shall remain in effect under this Plan unless it is revoked or changed under this Plan. If no Beneficiary is designated, the designation is ineffective, or in the event the Beneficiary dies before the balance of the Memorandum Deferred Account is paid, the balance shall be paid to the Participant’s spouse, or if there is no surviving spouse, to his or her lineal descendants, pro rata, or if there is no surviving spouse or lineal descendants, to the Participant’s legal representatives, the Participant’s estate or the person or persons to whom the deceased’s rights under the Plan shall have passed by will or the laws of descent and distribution (unless the Management Committee for a given year has designated investment in an annuity, in which case the payment options selected by the Participant with respect thereto shall govern).

10.4 Permanent Disability

A Participant shall be deemed to have become “Permanently Disabled” if the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan of the Company.

10.5 Incapacity of Participant or Beneficiary

If the Management Committee finds that any Participant or Beneficiary to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative), at the discretion of the Management Committee, may be paid to the spouse, child, parent, brother or sister of such Participant or Beneficiary or to any person whom the Management Committee has determined has incurred expense for such Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Company under the provisions of the Plan.

10.6 Nonassignment

The right of a Participant or Beneficiary to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered nor shall such right or other interest be subject to attachment, garnishment, execution or other legal process.

10.7 Termination and Amendment

Subject to the Board, the Management Committee may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company, including, but not limited to, any amendment necessary to ensure that the Company may obtain any regulatory approval referred to above; provided, however, that to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required. Subject to Section 409A of the Code, the Board may at any time suspend the operation of or terminate the Plan. No amendment, suspension or termination may impair the right of a Participant or the Participant’s designated Beneficiary to receive benefits accrued prior to the effective date of such amendment, suspension or termination.

10.8 Applicable Law

The Plan shall be construed and governed in accordance with the laws of the State of Texas.

10.9 Effective Date and Term of the Plan

The Plan was adopted by the Board on February 18, 2005, and is subject to approval by the Company’s stockholders. If approved by the stockholders, this Plan will replace the 1995 Compensation Plan for Non-Employee Directors Amended and Restated as of December 4, 2003, and no further awards will be made under that plan. This Plan shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”), and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 10.7, until the date immediately preceding the tenth (10th) anniversary of the Effective Date of the Plan. No awards shall be granted under this Plan after such date.

10.10 Compliance With Section 16(b) of the Exchange Act

The Company’s intention is that, so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, with respect to awards of Common Stock, the Plan shall comply in all respects with any exemption pursuant to Section 16(b) promulgated under Section 16 of the Exchange Act. If any Plan provision is later found not to be in compliance with such exemptions available pursuant to Section 16(b) of the Exchange Act, that provision shall be deemed modified as necessary to meet the requirements of Section 16(b).

10.11 Impact of Future Legislation or Regulations

This Plan is intended to be operated in compliance with Section 409A of the Code. The terms of this Plan should be interpreted to comport with Section 409A and any guidance issued by the Secretary of the Treasury or the Internal Revenue Service interpreting Section 409A. If necessary, the terms of this Plan shall be amended to comply with such future guidance.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed effective as of May 26, 2005.

EL PASO CORPORATION
By	/s/ Susan B. Ortenstone
Susan B. Ortenstone
Its Senior Vice President, Human Resources

ATTEST:

By	/s/ David L. Siddall
David L. Siddall
Corporate Secretary